SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) November 10, 2004

RYERSON TULL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

On November 10, 2004, Ryerson Tull, Inc. completed its Rule 144A private placement of $145 million aggregate principal amount of 3.50% Convertible Senior Notes due 2024. The initial purchasers have a 30-day option to purchase up to an additional aggregate principal amount of $30 million of Convertible Senior Notes.

The Indenture, Form of Convertible Senior Note, Registration Rights Agreement and Purchase Agreement, each executed by Ryerson in connection with the offering, are filed as exhibits hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON TULL, INC.

Dated: November 10, 2004	/S/ TERENCE R. ROGERS
	By:	Terence R. Rogers
	Its:	Vice President–Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated November 10, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation and The Bank of New York Trust Company, N.A.

4.2	Form of 3.50% Convertible Senior Note Due 2024.

4.3	Registration Rights Agreement, dated November 10, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation, J.P. Morgan Securities Inc. and UBS Securities LLC.

10.1	Purchase Agreement, dated November 4, 2004, between Ryerson Tull, Inc., Ryerson Tull Procurement Corporation, J.P. Morgan Securities Inc. and UBS Securities LLC.